                                                                    EXHIBIT 25.3
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    ------

                                  FORM T - 1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

             Check if an application to determine eligibility of a
                     Trustee pursuant to Section 305(b)(2)_____

                             ---------------------

                          NORWEST BANK COLORADO, N.A.
              (Exact name of trustee as specified in its charter)


         Not Applicable                                   84-0187632
(Jurisdiction of incorporation or                    --------------------
 Organization if not a U.S. national                 (I.R.S. Employer
 bank)                                                Identification No.)


1740 Broadway
Denver, Colorado                                     80274-8693
(Address of principal executive office)              (Zip Code)


                          Norwest Bank Colorado, N.A.
                       Attn: Corporate Trust Department
                                 1740 Broadway
                             Denver, CO 80274-8693
                                 303-863-6313
           (Name, address and telephone number of agent for service)

                             ---------------------

                             JONES INTERCABLE, INC.
               (Exact name of obligor as specified in its charter)


         Colorado                                     84-0613514
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                       Identification
                                                      No.)

9697 EAST MINERAL AVENUE
Englewood, CO                                              80112
(Address of principal executive office)              (Zip Code)

JONES INTERCABLE INC., SENIOR SUBORDINATED DEBT SECURITIES AND SUBORDINATED DEBT SECURITIES

Item 1.  General Information

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

         Name                                                     Address
         ----                                                     -------
         Comptroller of the Currency                       Washington, D.C.
         Federal Reserve Bank of Denver                    Denver, Colorado
         Federal Deposit Insurance Corporation             Dallas, Texas
         National Bank Examiners - Western District        Denver, Colorado

         (b)  Whether it is authorized to exercise corporate trust powers.

                     Yes.

Item 2.  Affiliations with Obligor.

         If the Obligor is an affiliate of the trustee, describe such affiliation.

                     None.

Item 3.  Voting Securities of the Trustee.

         (a) Furnish the following information as to each class of voting securities of the trustee.

                     As of October 30, 1997,
                           -----------------
                          (within 31 days)

         Col. A                                 Col. B
         ------                                 ------
         Title of Class                         Amount Outstanding
         --------------                         ------------------

                     N/A

Item 4.  Trusteeships under Other Indentures.

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture.

              N/A


         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indentures, including a statement as to how the indenture securities will rank as compared with the securities under such other indentures.

              N/A

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

         If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

              N/A

Item 6.  Voting Securities of the Trustee Owned by the Obligor or Its Officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor:

                        As of October 30, 1997
                              ----------------
                             (Within 31 days)

     Col. A            Col. B             Col. C                Col. D
----------------  ---------------     ---------------     ----------------------
                                                          Percentage of Voting
                                                          Securities Represented
                                        Amount Owned      by Amount Given
 Name of Owner    Title of Class        Beneficially      In Col. C
----------------  ---------------     ---------------     ----------------------
                  None

Item 7. Voting Securities of the Trustee Owned by the Underwriters or Their Officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

                        As of October 30, 1997
                              ----------------
                             (Within 31 days)

     Col. A            Col. B             Col. C                Col. D
----------------  ---------------     ---------------     ----------------------
                                                          Percentage of Voting
                                                          Securities Represented
                                         Amount Owned     by Amount Given
Name of Owner     Title of Class         Beneficially     in Col. C
----------------  ---------------     ---------------     ----------------------
                  None

Item 8.  Securities of the Obligor Owned or Held by the Trustee.

         Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                          As of October 30, 1997
                                ----------------
                               (Within 31 days)

  Col. A                      Col. B                     Col. C                    Col. D
-------------              ----------------          ----------------------     ---------------
                           Whether the               Amount Owned               Percentage of
                           Securities are            Beneficially or            Class
                           Voting or                 Held as Collateral         Represented by
Title of                   Nonvoting                 Security for               Amount Given
Class                      Securities                Obligations in Default     in Col. C
-------------              ----------------          ----------------------     ---------------
                           None

Item 9.  Securities of Underwriters Owned or Held by the Trustee.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter, any of which are so owned or held by the trustee:

                          As of October 30, 1997
                                ----------------
                               (Within 31 days)

      Col. A               Col. B                   Col. C                            Col. D
----------------         --------------     -----------------------             ----------------------
                                            Amount Owned
Name of                                     Beneficially or Held                Percentage of Class
Issuer and                                  as Collateral Security              Securities Represented
Title of                   Amount           for Obligations in                  by Amount Given
Class                      Outstanding      Default by Trustee                  in Col. C
----------------         --------------     -----------------------             ----------------------
                           None

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default any voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:



                            As of October 30, 1997
                                  ----------------
                               (Within 31 days)

    Col. A            Col. B                Col. C                      Col. D
--------------      -----------      ----------------------      ----------------------
                                     Amount Owned
                                     Beneficially or Held        Percentage of Class
Name of Issuer                       as Collateral Security      Securities Represented
and Title           Amount           for Obligations in          by Amount Given
of Class            Outstanding      Default by Trustee          in Col. C
--------------      -----------      ----------------------      ----------------------

                    None

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

          If the Trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person, any of which are so owned or held by the trustee:

                            As of October 30, 1997
                                  ----------------
                               (within 31 days)

    Col. A            Col. B                Col. C                      Col. D
--------------      -----------      ----------------------      ----------------------
                                     Amount Owned
                                     Beneficially or Held        Percentage of Class
Name of Issuer                       as Collateral Security      Securities Represented
and Title           Amount           for Obligations in          by Amount Given
of Class            Outstanding      Default by Trustee          in Col. C
--------------      -----------      ----------------------      ----------------------

                    None

Item 12.  Indebtedness of the Obligor to the Trustee.

          Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information: N/A

            Col. A                  Col. B                     Col. C
           --------                --------                   --------
             N/A                     N/A                        N/A

Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                       N/A


          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series. Identify the indenture or series affected, and explain the nature of any such default.

                       N/A

Item 14.  Affiliations with the Underwriters.

          If any underwriter is an affiliate of the trustee, describe each such affiliation.

                       N/A

Item 15.  Foreign Trustee.

          Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                       N/A

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this statement of eligibility.

          1. A copy of the articles of association of the trustee as now in effect.

          2. A copy of the authorization of the trustee to exercise corporate trust powers.

          3. A copy of the existing bylaws of the trustee, or instruments corresponding thereto.

          4. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.







                                    SIGNATURE




          Pursuant to the requirements of the Trustee Indenture Act of 1939 as amended by the Trust Indenture Reform Act of 1990 the trustee, Norwest Bank Colorado, N.A., organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and County of Denver, and State of Colorado on the 30th day of October, 1997.


                                              NORWEST BANK COLORADO, N.A.



                                              By: /s/ R. Shawn Hinton
                                                 --------------------
                                                 R. Shawn Hinton
                                                 Assistant Vice President

                               CONSENT OF TRUSTEE




Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended by the Trust Indenture Reform Act of 1990 in connection with the issue of Jones Intercable Inc., Senior Subordinated Debt Securities and Subordinated Debt Securities we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.


                                            NORWEST BANK COLORADO, N.A.


                                              By: /s/ R. Shawn Hinton
                                                 --------------------
                                                 R. Shawn Hinton
                                                 Assistant Vice President



Dated:  October 30, 1997